UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 26, 2022

Belpointe PREP, LLC

(Exact name of registrant as specified in its charter)

Delaware	001-40911	84-4412083
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

255 Glenville Road Greenwich, Connecticut		06831
(Address or principal executive offices)		(Zip Code)

(203) 883-1944

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changes since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Class	Trading Symbol	Name of Exchange on which registered
Class A units	OZ	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

Item 8.01 Other Events

As previously disclosed, pursuant to the terms of an Agreement and Plan of Merger, dated April 21, 2021 (the “Merger Agreement”), we, through BREIT Merger, LLC, a Delaware limited liability company (“BREIT Merger”), and our wholly-owned subsidiary, completed an offer (the “Offer”) to exchange each outstanding share of common stock, par value $0.01 per share (the “Common Stock”), of Belpointe REIT, Inc., a Maryland corporation (“Belpointe REIT”) validly tendered in the Offer for 1.05 Class A units (the “Class A Units”) representing limited liability company interests of the Company, with any fractional Class A Units rounded up to the nearest whole unit (the “Transaction Consideration”). Following consummation of the Offer, and upon satisfaction of certain conditions precedent in the Merger Agreement, on October 1, 2021, in accordance with the terms of the Merger Agreement, Belpointe REIT converted from a corporation into BREIT, LLC, a Maryland limited liability company (“BREIT”), with each outstanding share of Common Stock being converted into a limited liability company interest (an “Interest”) in BREIT, and on October 12, 2021, all other conditions to the Merger (as defined in the Merger Agreement) having been satisfied, BREIT merged with and into BREIT Merger, with BREIT Merger surviving. In the Merger, each Interest issued and outstanding immediately prior to the effective time of the Merger was converted into the right to receive the Transaction Consideration.

Concurrently with the Offer and Merger we filed a registration statement on Form S-11, as amended (File No. 333-255424) with the SEC to register a continuous primary offering of up to $750,000,000 in our Class A Units (the “Primary Offering”). The Primary Offering was declared effective on September 30, 2021. On October 7, 2021, we completed the initial closing for the sale of Class A Units in our Primary Offering. From the period of October 7, 2021 through December 31, 2021, we issued 2,132,039 Class A Units in our Primary Offering, raising gross offering proceeds of approximately $213,203,900. Together with the gross proceeds raised in Belpointe REIT’s prior offerings, as of December 31, 2021, we have raised aggregate gross offering proceeds of approximately $332,226,200.

Forward-Looking Statements

This Current Report on Form 8-K (this “Form 8-K”) contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In some cases, you can identify forward-looking statements by words such as “anticipate,” “approximately,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “outlook,” “plan,” “potential,” “predict,” “seek,” “should,” “will” and “would” or the negative version of these words or other comparable words or statements that do not relate strictly to historical or factual matters. By their nature, forward-looking statements speak only as of the date they are made, are not statements of historical fact or guarantees of future performance and are subject to risks, uncertainties, assumptions or changes in circumstances that are difficult to predict or quantify. Our expectations, beliefs and projections are expressed in good faith, and we believe there is a reasonable basis for them. However, there can be no assurance that management’s expectations, beliefs and projections will result or be achieved, and actual results may vary materially from what is expressed in or indicated by the forward-looking statements.

There are a number of risks, uncertainties and other important factors that could cause our actual results to differ materially from the forward-looking statements contained in this Form 8-K, including, among others, the risks set forth under the heading “Risk Factors” in our prospectus filed with the U.S. Securities and Exchange Commission (the “SEC”) on October 1, 2021, as the same may be amended or supplemented from time to time, a copy of which may be accessed here, as well as from time to time in our other filings with the SEC.

We caution you that the risks, uncertainties and other factors referenced above may not contain all of the risks, uncertainties and other factors that are important to you. There may be other factors that cause our actual results to differ materially from any forward-looking statements. In addition, we cannot assure you that we will realize the results, benefits or developments that we expect or anticipate or, even if substantially realized, that they will result in the consequences or affect us or our business in the way expected. In light of the significant uncertainties inherent in these forward-looking statements, the inclusion of this information should not be regarded as a representation by us or any other person that our plans, strategies and objectives, which we consider to be reasonable, will be achieved. All forward-looking statements in this Form 8-K apply only as of the date made and are expressly qualified in their entirety by the cautionary statements included in this Form 8-K and in other filings we make with the SEC. We undertake no obligation to publicly update or revise any forward-looking statements to reflect subsequent events or circumstances, except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 26, 2022

BELPOINTE PREP, LLC

By:	/s/ Brandon E. Lacoff
Brandon E. Lacoff
Chairman of the Board and Chief Executive Officer